Exhibit 31.2

Certification Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002

I, W. Alexander Holmes, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of MoneyGram International, Inc. for the fiscal year ended
December 31, 2012;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 5, 2013	/s/ W. Alexander Holmes
W. Alexander Holmes
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)